UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2950

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TTSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02	Results of Operations and Financial Condition

On February 27, 2025, Tile Shop Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and in this Item 2.02 have been furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing regardless of any general incorporation language.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 25, 2025, the Company’s Board of Directors approved increased annual base salaries for the Company’s executive officers: (1) Cabell H. Lolmaugh, Chief Executive Officer of the Company, $437,000 (an increase from $424,360) and (2) Mark B. Davis, Senior Vice President, Chief Financial Officer & Secretary of the Company, $309,000 (an increase from $300,000), in each case effective as of January 1, 2025.

On February 25, 2025, the Company promoted Joseph Kinder, the Company’s current Senior Vice President of Supply Chain & Distribution, to the position of Senior Vice President, Chief Merchant Officer. The Company and Mr. Kinder entered into an employment agreement, effective as of February 25, 2025 (the “Employment Agreement”), which supersedes in its entirety the prior employment agreement between the Company and Mr. Kinder dated October 16, 2020. The Employment Agreement documents the agreed terms and conditions of Mr. Kinder’s employment with the Company as Senior Vice President, Chief Merchant Officer, as well as his expected subsequent transition, effective January 1, 2027, to non-executive employment as a Purchasing Advisor.

Pursuant to the Employment Agreement, effective on February 25, 2025 and continuing through December 31, 2026 or such earlier date as his employment may be terminated for any reason (such period, the “Officer Employment Period”), the Company will employ Mr. Kinder as Senior Vice President, Chief Merchant Officer, which is an executive officer position, reporting directly to the President & CEO. During the Officer Employment Period, Mr. Kinder will receive an annual salary of $350,000 (effective as of January 1, 2025), will be eligible to participate in the Company's corporate bonus program, with a target bonus opportunity of 50% of his annual salary, will be eligible to participate in the Company’s annual equity award program for executive officers, with an aggregate target annual equity award value of $200,000, and will be eligible for other employee benefits in accordance with the Company’s policies and plans.

In the event of a change of control of the Company during the Officer Employment Period, Mr. Kinder generally will be entitled to accelerated vesting and exercisability of unvested restricted stock award grants if he is not offered employment or continued employment by the successor entity, or if his employment terminates within one year after the change of control as a result of his termination by the successor entity without severance cause or his resignation in a constructive termination. Further, if Mr. Kinder’s employment terminates during the Officer Employment Period due to a change of control and as a result of his termination by the successor entity without severance cause or his resignation for good reason, he will be entitled to receive cash severance in an amount equal to his then-current base salary for a six-month period, conditioned upon his provision of an effective release of claims against the Company.

Pursuant to the Employment Agreement, if Mr. Kinder remains employed by the Company as Senior Vice President, Chief Merchant Officer through December 31, 2026, then effective on January 1, 2027 and continuing through December 31, 2028 or such earlier date as his employment may be terminated for any reason (such period, the “Transition Period”), the Company will employ him as a Purchasing Advisor, which is a non-officer employee position. During the Transition Period, Mr. Kinder will receive an annual salary of $75,000 and will be eligible for other employee benefits in accordance with the Company’s policies and plans.

In the event of a change of control of the Company during the Transition Period, Mr. Kinder generally will be entitled to accelerated vesting and exercisability of unvested restricted stock award grants if he is not offered employment or continued employment by the successor entity, or if his employment terminates within one year after the change of control as a result of his termination by the successor entity without severance cause or his resignation in a constructive termination.

Pursuant to the Employment Agreement, if Mr. Kinder’s employment as Purchasing Advisor is terminated by the Company for any reason prior to December 31, 2028, he will be entitled to (i) continued payment of his then-current base salary through December 31, 2028, (ii) continued participation in the standard benefits program in effect for employees, including medical, dental, life, and accident insurance, through December 31, 2028, and (iii) accelerated vesting of all of his unvested restricted stock award grants, conditioned upon his provision of an effective release of claims against the Company.

The Employment Agreement includes customary confidentiality and assignment of inventions provisions, as well as non-competition and non-solicitation restrictions during the term of Mr. Kinder’s employment with the Company and for one year following termination of his employment with the Company for any reason.

The description of the Employment Agreement contained herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

10.1*	Employment Agreement, dated as of February 25, 2025, by and between Tile Shop Holdings, Inc. and Joseph Kinder.

99.1	Earnings Press Release of Tile Shop Holdings, Inc., dated February 27, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Management compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.

Date: February 27, 2025	By:	/s/ Mark B. Davis
	Name:	Mark B. Davis
	Title:	Senior Vice President, Chief Financial Officer & Secretary